UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 10, 2000

                             Commission File Number
                                     0-25424

                           --------------------------

                                 SEMITOOL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Montana                                      81-0384392
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

                                 Semitool, Inc.
                655 West Reserve Drive, Kalispell, Montana 59901
                                 (406) 752-2107
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5.  Other Events

See the following press release, dated July 10, 2000, introducing the Company's Paragon(TM), an ECD Cluster processing tool.

Contacts:
Semitool, Inc.
Dana Scranton
Director Strategic Marketing
(406) 751-6360

FOR IMMEDIATE RELEASE

                Cluster Processing Tool developed for high volume
                              ECD copper processing

              Semitool Unveils Its Most Advanced ECD Cluster System

Kalispell, MT -- July 10, 2000 -- Semitool, Inc. (Nasdaq: SMTL), a leading supplier of wafer surface preparation and electrochemical deposition (ECD) systems, today introduced the ParagonTM, a new class of copper ECD tools for high volume processing. The Paragon represents the culmination of nearly seven years of R&D. With its integrated functions (metrology, ECD seed layer, ECD fill, clean, bevel etch and anneal), the Paragon is a flexible, configurable high volume and small footprint, cluster tool for semiconductor copper interconnect deposition.

To widen the ECD process window and enhance the integrated capabilities of the Paragon, Semitool is teaming with Philips Analytical Inc, a unit of Royal Philips Electronics (NYSE: PHG), to incorporate on-board metrology. The Philips' integrated optoacoustic metrology is designed to inspect the quality of the incoming copper seed layer and the ECD layer, enabling the Paragon to adjust the ECD process for better results.

"Imagine," stated Dr. Jurek Koziol, Semitool's VP of Electrochemical Technology, "a tool capable of automatic, in-situ detection and correction of incoming seed layer non-uniformities. Imagine, also, a high throughput tool that actively self-tunes to produce consistent results--a tool that instantaneously readjusts to provide a different plating pattern for a specific wafer." "The Paragon," continued Dr. Koziol, "is turning these visions into a reality, combining process versatility with expandability of modular and robust design."

The integration of multiple processes into one compact tool allows flexibility in sequencing process steps while maintaining high throughput. The control strategy of the Paragon employs the on-board analytical capability to measure the incoming seed layer and to define the required processing conditions. The Paragon selects or modifies a recipe to improve plating results, based on metrology, then runs electrochemical deposition, followed by clean, etch and anneal to stabilize the copper structure prior to CMP.

The Paragon will be displayed at Semitool's booth #1726, South Hall, Moscone Center at SEMICON West, July 10-12 in San Francisco.

About Semitool, Inc.
Semitool is a worldwide leader in the design, development, manufacture and support of high performance wet chemical processing equipment for use in the fabrication of semiconductor devices. Its primary families of tools include ECD systems for the plating of copper interconnects for integrated circuits and other metals for various applications, and wafer surface preparation systems for cleaning, stripping and etching processes.

Founded in 1979 and headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The Company's stock trades on the Nasdaq National Market under the symbol SMTL.

Safe Harbor Statement
Except for historical information, the matters discussed in this news release include forward-looking statements, including statements relating to the acceptance, use and benefits of the Paragon. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from those projected. These risks include the risk that the expected acceptance, use and benefits of the Paragon will not be realized, as well as the risk that future competing technologies will render this tool and related technology obsolete. For the discussions of the risk factors related to our business, see the risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Paragon is a trademark of Semitool, Inc.

For more information on Semitool, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO (1-800-776-4636) and enter the company ticker symbol, SMTL, or visit Semitool's web site at www.semitool.com.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Semitool, Inc.
(Registrant)

July 10, 2000 by

/s/William A. Freeman
-----------------------
Chief Financial Officer